UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 24, 2014

ANADIGICS, Inc.
(Exact Name of Registrant as Specified in Charter)
__________________________

Delaware	0-25662	22-2582106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Mt. Bethel Road Warren, New Jersey		07059
(Address of Principal Executive Offices)		(Zip Code)

(908) 668-5000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

Item 3.03    Material Modifications to Rights of Securities Holders.

On April  24, 2014, the Board of Directors of Anadigics, Inc. (“Anadigics”) voted to terminate the Rights Agreement, dated as of December 17, 1998 (as amended by Amendment No. 1 dated as of November 30, 2000 and Amendment  No, 2 dated as of October 2, 2008), by and between Anadigics and Computershare, Inc., as the Rights Agent  (as amended, the “Rights Agreement”) by approving an amendment (the “Amendment”) to the Rights Agreement to accelerate the final expiration date of the rights (the “Rights”) to April 25, 2014.  The Rights had been scheduled to expire on December 17, 2018.  As a result of the Amendment, as of the close of business on April 25, 2014 the Rights will no longer be outstanding and will not be exercisable and the Rights Agreement will effectively terminate.  Shareholders do not need to take any action as a result of this termination.

A copy of the Amendment to the Rights Agreement is attached hereto as Exhibit 4.1 and incorporated by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Amendment No. 3 to Rights Agreement, dated as of April 25, 2014, between Anadigics, Inc. and Computershare, Inc., as the Rights Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2014

ANADIGICS, Inc.

By:	/s/ Ronald Michels
Ronald Michels
Chief Executive Officer

Exhibit 4.1
AMENDMENT NO. 3 TO THE

RIGHTS AGREEMENT

OF ANADIGICS, INC.

This Amendment No. 3 (the “Amendment”) to the Rights Agreement dated as of December 17, 1998 as amended by Amendment No. 1 dated as of November 30, 2000 and Amendment No. 2 dated as of October 2, 2008 (the “Rights Agreement”) between ANADIGICS, INC., a Delaware corporation (the “Company”), and Computershare, Inc. (as successor to Mellon Investor Services LLC f/k/a ChaseMellon Shareholder Services, L.L.C.), as Rights Agent, is entered into as of April 25, 2014.  Unless the context indicates otherwise, capitalized terms used without definition herein shall have the meanings ascribed to such terms in the Rights Agreement

W I T N E S S E T H

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company desires to amend the Rights Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.  Amendment of Section 7

(a) Paragraph (a) of Section 7 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly and properly executed, to the Rights Agent designated office of the Rights Agent, together with payment of the aggregate Purchase Price for the total number of one one-thousandths of shares of Preferred Stock (or shares of Common Stock, other securities, cash or other assets, as the case may be) as to which the Rights are then exercisable, and an amount equal to any tax or charge required to be paid under Section 9 hereof by certified check, cashier’s check or money order payable to the order of the Company, at or prior to the earliest of (i) the close of business on April 25, 2014 (the “Final Expiration Date”), (ii) the time at which the Rights are exchanged as provided in Section 24, or (iii) the time at which the Rights are redeemed as provided in Section 23 (such earliest date being herein referred to as the “Expiration Date”).”

Section 2.   Effect on the Rights Agreement.  Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.  If and to the extent there are any inconsistencies between the Rights Agreement and this Amendment, the terms of this Amendment shall control.  This Amendment and the Rights Agreement (including all Exhibits thereto), together contain the entire understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

Section 3.  Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State except that the rights, duties and obligations of the Rights Agent under this Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.  Severability.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.  Counterparts.   This Amendment may be executed in any number of counterparts (including by PDF, facsimile or other electronic means) and each such counterpart shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

Section 6.  Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

ANADIGICS, Inc.

By:	/s/ Terrence G. Gallagher
Terrence G. Gallagher
Chief Financial Officer

COMPUTERSHARE, INC.
as Rights Agent

By:	/s/ Dennis V. Moccia
Dennis V. Moccia
Manager, Contract Administration